UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2012

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)                                  Appointment of Executive Officers

In connection with the annual meeting of the Board of Directors (the “Board”) for Joe’s Jeans Inc. (the “Company”) on November 14, 2012, the Board re-appointed the following executive officers of the Company:  Marc Crossman to the position of President and Chief Executive Officer, Hamish Sandhu as Chief Financial Officer and Joe Dahan as Creative Director, each effective as of November 14, 2012.  In addition, the Board re-appointed Sam Furrow to continue to serve as Chairman of the Board in a non-executive capacity.

(e)                                  Compensation Arrangements

At the annual meeting of the Board on November 14, 2012 and in connection with the Amended and Restated 2004 Stock Incentive Plan (the “Plan”), the Compensation Committee of the Board approved grants of restricted stock units (“RSUs”) as follows: (i) 78,652 RSUs each to Sam Furrow and Suhail Rizvi that vest on a quarterly basis over the course of 12 months; (ii) 52,436 RSUs each to Kent Savage and Joanne Calabrese that vest on a quarterly basis over the course of 12 months and $23,332 in the form of a cash payment to be paid in quarterly installments of $5,833.00 each primarily to cover tax obligations associated with the vesting of the RSUs.  In lieu of a RSU grant, Kelly Hoffman and Tom O’Riordan will be compensated through a cash retainer in the amount of $70,000 paid quarterly over the next twelve months.  The RSUs will be subject to the terms and conditions of the Plan and applicable award agreement to be executed by each participant, a form of which was previously filed as Exhibit 10.30 and incorporated by reference to the Annual Report on Form 10-K for the period ended November 30, 2011 filed on February 28, 2012.

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders

Results of Annual Meeting of Stockholders

On October 9, 2012, the Company filed a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to an annual meeting of our stockholders to be held on November 14, 2012.  The purpose of the annual meeting was to vote on the following proposals: (1) to elect eight directors to serve on the Company’s Board of Directors until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified; and (2) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending November 30, 2012.

The Board fixed the close of business on October 1, 2012 as the record date for identifying those stockholders entitled to notice of, and to vote, at the annual meeting.  On October 12, 2012, the notice of annual meeting, proxy statement and proxy cards were first mailed to stockholders along with the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2011.  On November 14, 2012, the Company conducted its annual meeting of stockholders and all proposals were approved.

On November 14, 2012, 55,914,044 shares were represented in person or by proxy at the meeting, which reflected approximately 83% of total shares outstanding.  The vote totals on the proposals were as follows:

	For	Withheld	Broker Non-Votes
1. Election of eight directors:
Samuel J. Furrow	24,633,392	240,030	31,041,127

Marc B. Crossman	24,631,348	242,074	31,041,127

Joanne Calabrese	24,673,798	199,624	31,041,127

Joe Dahan	24,673,098	200,324	31,041,127

Kelly Hoffman	24,552,524	320,898	31,041,127

Thomas O’Riordan	24,600,923	272,499	31,041,127

Suhail R. Rizvi	24,633,224	240,198	31,041,127

Kent Savage	24,622,274	251,148	31,041,127

	For	Against	Abstain

2. Appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending November 30, 2012	55,276,044	582,060	56,445

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: November 20, 2012	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)